EXHIBIT 11

                                 U S WEST, Inc.
                        Computation of Earnings Per Share
                     (In Thousands, Except Per Share Amounts)

EARNINGS PER SHARE:                                  Three Months Ended
                                                          March 31,
                                                     1994          1993
                                                  ----------    ----------
Income from continuing operations                   $323,723      $295,713

Discontinued operations                                -            20,395
                                                  ----------    ----------
Net income for per share calculation                $323,723      $316,108
                                                  ==========    ==========



Weighted average shares outstanding                  444,378       415,082
                                                  ==========    ==========


Income from continuing operations                      $0.73         $0.71

Discontinued operations                                -              0.05
                                                  ----------    ----------
Earnings per share                                     $0.73         $0.76
                                                  ==========    ==========


EXHIBIT 11
                                 U S WEST, Inc.
                        Computation of Earnings Per Share
                     (In Thousands, Except Per Share Amounts)

EARNINGS PER COMMON AND COMMON                       Three Months Ended
  EQUIVALENT SHARE:                                       March 31,
                                                     1994          1993
                                                  ----------    ----------
Income from continuing operations                   $323,723      $295,713

Discontinued operations                                -            20,395
                                                  ----------    ----------
Net income for per share calculation                $323,723      $316,108
                                                  ==========    ==========



Weighted average shares outstanding                  444,378       415,082

Incremental shares from assumed exercise
  of stock options                                       391           298
                                                  ----------    ----------
     Total shares                                    444,769       415,380
                                                  ==========    ==========


Income from continuing operations                      $0.73         $0.71

Discontinued operations                                -              0.05
                                                  ----------    ----------
Earnings per common and common                         $0.73         $0.76
  equivalent share                                ==========    ==========


EXHIBIT 11

                                 U S WEST, Inc.
                        Computation of Earnings Per Share
                     (In Thousands, Except Per Share Amounts)

EARNINGS PER SHARE - ASSUMING                        Three Months Ended
   FULL DILUTION:                                         March 31,
                                                     1994          1993
                                                  ----------    ----------
Income from continuing operations                   $323,723      $295,713

Interest on Convertible Liquid Yield Options
  Notes (LYONS)                                        5,441         5,067
                                                  ----------    ----------
Adjusted income from continuing operations
  for per share calculation                          329,164       300,780

Discontinued operations                                -            20,395
                                                  ----------    ----------
Adjusted net income for per share calculation       $329,164      $321,175
                                                  ==========    ==========



Weighted average shares outstanding                  444,378       415,082

Incremental shares from assumed exercise
  of stock options                                       390           396

Shares issued upon conversion of LYONS                10,230        10,238
                                                  ----------    ----------

     Total shares                                    454,998       425,716
                                                  ==========    ==========


Adjusted income from continuing operations             $0.72         $0.71

Discontinued operations                                   -           0.05
                                                  ----------    ----------
Earnings per share - assuming                          $0.72         $0.76
  full dilution                                   ==========    ==========
